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                          WIRELESS TELECOM GROUP, INC.

                                  EXHIBIT 11.1
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
                                                                       For the Year Ended December 31,
                                                                   2001           2000          1999
                                                                   ----           ----          ----
Income from continuing operations                                $1,217,271     $2,131,240    $2,033,196
Income from discontinued operations                                      --             --     4,215,788
                                                                -----------    -----------    ----------
Net income                                                       $1,217,271     $2,131,240    $6,248,984
                                                                ===========    ===========    ==========

BASIC EARNINGS:
Weighted average number of common shares
outstanding                                                      17,746,979     19,159,975    19,229,051
                                                                ===========    ===========    ==========
Basic earnings per common share:
         Continuing operations                                        $0.07          $0.11         $0.11
         Discontinued operations                                       0.00           0.00          0.21
                                                                -----------    -----------    ----------
                                                                      $0.07          $0.11         $0.32
                                                                ===========    ===========    ==========

DILUTED EARNINGS:                                                  2001           2000          1999
                                                                   ----           ----          ----
Weighted average number of common shares
outstanding                                                      17,746,979     19,159,975    19,229,051
Stock options                                                       299,519        564,213        98,213
                                                                -----------    -----------    ----------
Weighted average number of common shares
outstanding, as adjusted                                         18,046,498     19,724,188    19,327,264
                                                                ===========    ===========    ==========
Diluted earnings per common share:
         Continuing operations                                        $0.07          $0.11         $0.11
         Discontinued operations                                       0.00           0.00          0.21
                                                                -----------    -----------    ----------
                                                                      $0.07          $0.11         $0.32
                                                                ===========    ===========    ==========
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